UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 19, 2009

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Cliffs Natural Resources Inc. published a news release May 19, 2009 as follows:

Cliffs Natural Resources Inc. Closes Common Share Offering

CLEVELAND – May 19, 2009 – Cliffs Natural Resources Inc. (NYSE: CLF) (Paris: CLF) today announced that it has closed on its previously announced common share offering. The total number of shares sold was 17,250,000, comprised of the 15 million share offering and the exercise of the underwriters’ option to purchase an additional 2.25 million common shares. Net proceeds at a price of $21.00 per share are approximately $347 million, which will be used for general corporate purposes, which may include, among other things, funding certain capital expenditures, repayment of indebtedness or strategic transactions.

J.P. Morgan Securities Inc. and Merrill Lynch & Co. acted as joint book-running managers for the offering. Co-managers included KeyBanc Capital Markets Inc., PNC Capital Markets LLC, ABN AMRO Incorporated and Piper Jaffray.

A registration statement relating to these securities has been filed with and declared effective by the U.S. Securities and Exchange Commission. The offering may be made only by means of a prospectus supplement and the accompanying prospectus. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

A copy of the final prospectus supplement and accompanying prospectus related to this offering may be obtained from J.P. Morgan Securities Inc., National Statement Processing, Prospectus Library, 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245, telephone: (718) 242-8002; or Merrill Lynch & Co., 4 World Financial Center, New York, NY 10080, Attention: Prospectus Department.

About Cliffs Natural Resources Inc.

Cliffs Natural Resources is an international mining and natural resources company. We are the largest producer of iron ore pellets in North America, a major supplier of direct-shipping lump and fines iron ore out of Australia and a significant producer of metallurgical coal. With core values of environmental and capital stewardship, our colleagues across the globe endeavor to provide all stakeholders operating and financial transparency as embodied in the Global Reporting Initiative (GRI) framework. Our Company is organized through three geographic business units:

The North American business unit is comprised of six iron ore mines owned or managed in Michigan, Minnesota and Eastern Canada, and two coking coal mining complexes located in West Virginia and Alabama. The Asia Pacific business unit is comprised of two iron ore mining complexes in Western Australia and a 45% economic interest in a coking and thermal coal mine in Queensland, Australia. The Latin American business unit includes a 30% interest in the Amapá Project, an iron ore project in the state of Amapá in Brazil, as well as a number of smaller greenfield projects not yet in production.

Over recent years, Cliffs has been executing a strategy designed to achieve scale in the mining industry and focused on serving the world’s largest and fastest growing steel markets.

SOURCE: Cliffs Natural Resources Inc.

CONTACTS:
United States
Steve Baisden
Director, Investor Relations and Corporate Communications
+ 1 (216) 694-5280
steve.baisden@cliffsnr.com

Christine Dresch
Manager – Corporate Communications
(216) 694-4052
christine.dresch@cliffsnr.com

France
NewCap
Financial Communication and Investor Relations
Simon Zaks / Pierre Laurent
+ 33 (0)1 44 71 94 94
szaks@newcap.fr / plaurent@newcap.fr

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

May 19, 2009	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary